UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 12, 2017

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
On July 12, 2017, Kindred Biosciences, Inc. (“we,” “us,” “our” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the underwriters, relating to our offering of 3,000,000 shares of common stock for total gross proceeds of $22.5 million. The offering price is $7.50 per share of common stock. In addition, the Underwriting Agreement provides the underwriters a 30-day option to purchase up to an additional 450,000 shares of common stock from the Company.
 The Underwriting Agreement contains customary representations, warranties and covenants by us, customary conditions to closing, indemnification obligations of the Company and the underwriters, including with respect to liabilities under the Securities Act of 1933, as amended, as well as customary termination provisions.
     Pursuant to the Underwriting Agreement, the Company, and our directors and officers have agreed not to sell or otherwise dispose of any common stock held by them for a period ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of Ladenburg Thalmann & Co. Inc., subject to certain exceptions.
     The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.
     A copy of the opinion of TroyGould PC relating to the legality of the offered common stock is attached as Exhibit 5.1 hereto.
     The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.
On July 11, 2017, we issued a press release announcing the public offering, and on July 12, 2017, we issued a press release announcing the pricing of the public offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.
  Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of July 12, 2017, between Kindred Biosciences, Inc. and Ladenburg Thalmann & Co. Inc., as representative of the underwriters
5.1	Opinion of TroyGould PC
23.1	Consent of TroyGould PC (contained in Exhibit 5.1 above)
99.1	Press Release of Kindred Biosciences, Inc. issued on July 11, 2017.
99.2	Press Release of Kindred Biosciences, Inc. issued on July 12, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: July 12, 2017	By: /s/ Richard Chin
Richard Chin, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of July 12, 2017, between Kindred Biosciences, Inc. and Ladenburg Thalmann & Co. Inc., as representative of the underwriters
5.1	Opinion of TroyGould PC
23.1	Consent of TroyGould PC (contained in Exhibit 5.1 above)
99.1	Press Release of Kindred Biosciences, Inc. issued on July 11, 2017.
99.2	Press Release of Kindred Biosciences, Inc. issued on July 12, 2017.